Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ARRIS International plc 2011 Stock Incentive Plan, of our reports dated February 27, 2015, with respect to the consolidated financial statements and schedule of ARRIS Group, Inc. and the effectiveness of internal control over financial reporting of ARRIS Group, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

January 4, 2016